EXHIBIT 99.1

Zoetis Announces Third Quarter 2019 Results

•	Reports Revenue of $1.6 Billion, Growing 7%, and Net Income of $433 Million, or $0.90 per Diluted Share, Increasing 25% and 27%, Respectively, on a Reported Basis for Third Quarter 2019

•	Reports Adjusted Net Income of $455 Million, or Adjusted Diluted EPS of $0.94, for Third Quarter 2019

•	Delivers 9% Operational Growth in Revenue and 10% Operational Growth in Adjusted Net Income for Third Quarter 2019

•	Updates Full Year 2019 Revenue Guidance to $6.200 - $6.250 Billion and Diluted EPS of $2.99 - $3.08 on a Reported Basis, or $3.57 - $3.62 on an Adjusted Basis

PARSIPPANY, N.J. - Nov. 7, 2019 - Zoetis Inc. (NYSE: ZTS) today reported its financial results for the third quarter of 2019 and updated its guidance for full year 2019.

The company reported revenue of $1.6 billion for the third quarter of 2019, an increase of 7% compared with the third quarter of 2018. Net income for the third quarter of 2019 was $433 million, or $0.90 per diluted share, an increase of 25% and 27%, respectively, on a reported basis.

Adjusted net income1 for the third quarter of 2019 was $455 million, or $0.94 per diluted share, an increase of 13%, on a reported basis. Adjusted net income for the third quarter of 2019 excludes the net impact of $22 million for purchase accounting adjustments, acquisition-related costs and certain significant items.

On an operational2 basis, revenue for the third quarter of 2019 increased 9%, excluding the impact of foreign currency. Adjusted net income for the third quarter of 2019 increased 10% operationally, excluding the impact of foreign currency.

EXECUTIVE COMMENTARY
“Our strong performance continues, with 9% operational revenue growth in the third quarter,” said Juan Ramón Alaix, Chief Executive Officer at Zoetis. “Our companion animal portfolio is once again the main driver of our results, growing 23% operationally based on strong sales of our parasiticide products, our key dermatology portfolio, and diagnostic revenue from the Abaxis acquisition.

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Livestock sales declined 4% operationally due to lower product sales in cattle, swine and fish, which were partially offset by growth in poultry.”

“We remain confident that our diverse portfolio, innovations, and core business are performing well and will continue to drive growth in the future. On a personal note, as I retire at the end of this year, I feel very positive about what lies ahead for Zoetis. Under the leadership of Kristin Peck, who has been named our next CEO, I know that our talented colleagues and experienced management team will continue to capitalize on growth opportunities to create significant value for our company, customers and shareholders,” said Alaix.

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two segments: United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for companion animals and livestock, tailored to local trends and customer needs. In the third quarter of 2019:

•
Revenue in the U.S. segment was $844 million, an increase of 11% compared with the third quarter of 2018. Sales of companion animal products increased 26%, driven primarily by growth in the company’s parasiticides portfolio across the ProHeart®, Revolution® and Simparica® franchises, including new product introductions, notably Revolution Plus for cats and ProHeart 12 for dogs. Increased sales across our key dermatology portfolio and revenue from the acquisition of Abaxis also contributed to growth. Sales of livestock products declined 9%, as a result of continued weakness across both the beef and dairy cattle sectors, as well as the timing of promotional activities in swine. Growth in poultry products was driven primarily by increased sales of alternatives to antibiotics in medicated feed additives.

•
Revenue in the International segment was $721 million, an increase of 2% on a reported basis and an increase of 5% operationally compared with the third quarter of 2018. Sales of companion animal products grew 12% on a reported basis and 16% on an operational basis. Growth resulted primarily from increased sales across our key dermatology portfolio, the acquisition of Abaxis, and parasiticides including Simparica and Stronghold® Plus. Sales of livestock products declined 4% on a reported basis and 1% operationally. This decline was the result of the ongoing impact of African Swine Fever in China, and, to a lesser extent, other markets in Asia, which more than offset growth in the cattle and poultry portfolios. Growth in cattle products was driven by favorable market conditions in key markets including Mexico, the U.K. and Canada, but was negatively impacted by an unfavorable comparison to the prior year, which benefited from the end of the national trucking strike in Brazil. Growth in poultry products was the result of increased sales in key markets, including China, Australia and Brazil.

INVESTMENTS IN GROWTH
Zoetis diversifies and grows its business through the introduction of new products, lifecycle innovations, business development initiatives, and entries into new markets and technologies. The company is increasingly focused on developing integrated solutions for pet owners, veterinarians and

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farmers that span the continuum of animal healthcare - helping to predict, prevent, detect and treat diseases.

Since our last quarterly earnings announcement, Zoetis received approval in the European Union and Canada for its three-way combination parasiticide for dogs, Simparica Trio™ (sarolaner/moxidectin/pyrantel) chewable tablets and anticipates launching in these markets in the first quarter of 2020. Regulatory reviews are also underway in the U.S., Australia, Brazil and Japan, with further submissions expected globally.

The company also continues to enhance its vaccine portfolio for livestock. In October, Zoetis received United States Department of Agriculture (USDA) approval for Poulvac® Procerta™ HVT-ND, the company’s first vector vaccine that will help protect against Marek’s disease and Newcastle disease, highly contagious viral infections affecting poultry. The product is the first in what the company expects to become an important new global poultry vaccine franchise over the next several years. In cattle, the company continues to expand the Bovi-Shield® vaccine franchise in important markets with the approval of Bovi-Shield Gold One Shot™ in Brazil. This vaccine, approved in the U.S. in 2013, as well as in Canada and Mexico, helps prevent certain bovine respiratory diseases.

In addition to new product approvals and lifecycle innovations, Zoetis continues to support future growth through business development activities. The company announced last week that it has completed the acquisition of Phoenix Lab as an entry to the veterinary reference laboratory space. The acquisition will further build upon Zoetis’ 2018 purchase of Abaxis, a leading provider of veterinary point-of-care diagnostic instruments. Headquartered near Seattle, Phoenix Lab brings Zoetis a reference laboratory highly valued by veterinarians for quality assurance and customer care.

FINANCIAL GUIDANCE
Zoetis is updating its full year 2019 guidance, which includes:

•	Revenue between $6.200 billion and $6.250 billion

•	Reported diluted EPS between $2.99 and $3.08

•	Adjusted diluted EPS between $3.57 and $3.62
This guidance reflects foreign exchange rates as of late October. Additional details on guidance are included in the financial tables and will be discussed on the company's conference call this morning.

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (ET) today, during which company executives will review third quarter 2019 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis

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website at http://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on Nov. 7, 2019.

About Zoetis
Zoetis is the leading animal health company, dedicated to supporting its customers and their businesses. Building on more than 65 years of experience in animal health, Zoetis discovers, develops, manufactures and commercializes medicines, vaccines and diagnostic products, which are complemented by biodevices, genetic tests and a range of services. Zoetis serves veterinarians, livestock producers and people who raise and care for farm and companion animals with sales of its products in more than 100 countries. In 2018, the company generated annual revenue of $5.8 billion with approximately 10,000 employees. For more information, visit www.zoetis.com.

1 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income attributable to Zoetis and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.

2 Operational revenue growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

DISCLOSURE NOTICES

Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to business plans or prospects, future operating or financial performance, future guidance, future operating models, expectations regarding products, product approvals or products under development, expected timing of product launches, expectations regarding the performance of acquired companies and our ability to integrate new businesses, expectations regarding the financial impact of acquisitions, future use of cash and dividend payments, tax rate and tax regimes, changes in the tax regimes and laws in other jurisdictions, and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share and operational results (which exclude the impact of foreign exchange), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP

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financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors in the 'Investors' section of our website at www.zoetis.com, on our Facebook page at http://www.facebook.com/zoetis and on Twitter@zoetis. We encourage investors and potential investors to consult our website regularly and to follow us on Facebook and Twitter for important information about us.

Media Contacts:	Investor Contacts:
Bill Price	Steve Frank
1-973-443-2742 (o)	1-973-822-7141 (o)
william.price@zoetis.com	steve.frank@zoetis.com

Kristen Seely	Marissa Patel
1-973-443-2777 (o)	1-973-443-2996 (o)
kristen.seely@zoetis.com	marissa.patel@zoetis.com

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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Quarter Ended			Nine Months Ended
	September 30,			September 30,
	2019	2018	% Change	2019	2018	% Change
Revenue	$1,584	$1,480	7	$4,586	$4,261	8
Costs and expenses:
Cost of sales	479	473	1	1,462	1,367	7
Selling, general and administrative expenses	391	367	7	1,166	1,064	10
Research and development expenses	112	108	4	325	307	6
Amortization of intangible assets	38	32	19	115	78	47
Restructuring charges and certain acquisition-related costs	6	47	(87)	33	54	(39)
Interest expense	56	54	4	167	147	14
Other (income)/deductions–net	(26)	(19)	37	(46)	(28)	64
Income before provision for taxes on income	528	418	26	1,364	1,272	7
Provision for taxes on income	95	71	34	248	193	28
Net income before allocation to noncontrolling interests	433	347	25	1,116	1,079	3
Less: Net loss attributable to noncontrolling interests	—	—	—	—	(4)	*
Net income attributable to Zoetis	$433	$347	25	$1,116	$1,083	3

Earnings per share—basic	$0.91	$0.72	26	$2.33	$2.24	4

Earnings per share—diluted	$0.90	$0.71	27	$2.31	$2.22	4

Weighted-average shares used to calculate earnings per share
Basic	477.8	482.0		478.7	483.9
Diluted	481.5	485.8		482.3	487.7

(a)
The condensed consolidated statements of income present the quarter and nine months ended September 30, 2019 and September 30, 2018. Subsidiaries operating outside the United States are included for the quarter and nine months ended August 31, 2019 and August 31, 2018.

* Calculation not meaningful.
Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Quarter Ended September 30, 2019
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$479	$(3)	$—	$(3)	$473
Gross profit	1,105	3	—	3	1,111
Selling, general and administrative expenses	391	(18)	—	—	373
Amortization of intangible assets	38	(34)	—	—	4
Restructuring charges and certain acquisition-related costs	6	—	(6)	—	—
Other (income)/deductions–net	(26)	—	—	20	(6)
Income before provision for taxes on income	528	55	6	(17)	572
Provision for taxes on income	95	26	1	(5)	117
Net income attributable to Zoetis	433	29	5	(12)	455
Earnings per common share attributable to Zoetis–diluted	0.90	0.06	0.01	(0.03)	0.94

	Quarter Ended September 30, 2018
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$473	$(9)	$—	$(1)	$463
Gross profit	1,007	9	—	1	1,017
Selling, general and administrative expenses	367	(11)	—	—	356
Amortization of intangible assets	32	(29)	—	—	3
Restructuring charges and certain acquisition-related costs	47	—	(40)	(7)	—
Other (income)/deductions–net	(19)	—	—	16	(3)
Income before provision for taxes on income	418	49	40	(8)	499
Provision for taxes on income	71	12	9	4	96
Net income attributable to Zoetis	347	37	31	(12)	403
Earnings per common share attributable to Zoetis–diluted	0.71	0.08	0.06	(0.02)	0.83

(a)
The condensed consolidated statements of income present the quarter and nine months ended September 30, 2019 and September 30, 2018. Subsidiaries operating outside the United States are included for the quarter and nine months ended August 31, 2019 and August 31, 2018.

(b)
Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).
Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS - Continued
(UNAUDITED)
(millions of dollars, except per share data)

	Nine Months Ended September 30, 2019
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$1,462	$(22)	$—	$(76)	$1,364
Gross profit	3,124	22	—	76	3,222
Selling, general and administrative expenses	1,166	(54)	—	—	1,112
Research and development expenses	325	(1)	—	—	324
Amortization of intangible assets	115	(102)	—	—	13
Restructuring charges and certain acquisition-related costs	33	—	(33)	—	—
Other (income)/deductions–net	(46)	—	—	20	(26)
Income before provision for taxes on income	1,364	179	33	56	1,632
Provision for taxes on income	248	59	6	4	317
Net income attributable to Zoetis	1,116	120	27	52	1,315
Earnings per common share attributable to Zoetis–diluted	2.31	0.25	0.06	0.11	2.73

	Nine Months Ended September 30, 2018
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$1,367	$(13)	$—	$(4)	$1,350
Gross profit	2,894	13	—	4	2,911
Selling, general and administrative expenses	1,064	(14)	—	(1)	1,049
Research and development expenses	307	(1)	—	—	306
Amortization of intangible assets	78	(67)	—	—	11
Restructuring charges and certain acquisition-related costs	54	—	(41)	(13)	—
Other (income)/deductions–net	(28)	—	—	16	(12)
Income before provision for taxes on income	1,272	95	41	2	1,410
Provision for taxes on income	193	27	9	42	271
Net income attributable to Zoetis	1,083	68	32	(40)	1,143
Earnings per common share attributable to Zoetis–diluted	2.22	0.14	0.06	(0.08)	2.34

(a)
The condensed consolidated statements of income present the quarter and nine months ended September 30, 2019 and September 30, 2018. Subsidiaries operating outside the United States are included for the quarter and nine months ended August 31, 2019 and August 31, 2018.

(b)
Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).
Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)	Acquisition-related costs include the following:

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Transaction costs(a)	$—	$21	$—	$21
Integration costs(b)	4	9	13	10
Restructuring charges(c)	2	10	20	10
Total acquisition-related costs—pre-tax	6	40	33	41
Income taxes(d)	1	9	6	9
Total acquisition-related costs—net of tax	$5	$31	$27	$32

(a)
Transaction costs represent external costs directly related to acquiring businesses and primarily include expenditures for banking, legal, accounting and other similar services. Included in Restructuring charges and certain acquisition-related costs.

(b)
Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Included in Restructuring charges and certain acquisition-related costs.

(c)	Represents employee termination costs, included in Restructuring charges and certain acquisition-related costs.

(d)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. For the quarter and nine months ended September 30, 2018, also includes a tax charge related to the non-deductibility of certain costs associated with the acquisition of Abaxis.

Certain amounts may reflect rounding adjustments.

(2)	Certain significant items include the following:

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Operational efficiency initiative(a)	$(20)	$(1)	$(20)	$—
Supply network strategy(b)	2	3	7	8
Other restructuring charges and cost-reduction/productivity initiatives(c)	—	8	—	11
Other(d)	1	(18)	69	(17)
Total certain significant items—pre-tax	(17)	(8)	56	2
Income taxes(e)	(5)	4	4	42
Total certain significant items—net of tax	$(12)	$(12)	$52	$(40)

(a)
For the quarter and nine months ended September 30, 2019, primarily includes income resulting from a contingent payment received pursuant to an agreement related to the 2016 sale of certain U.S. manufacturing sites.

(b)
Represents consulting fees and product transfer costs, included in Cost of sales, and employee termination costs and exit costs, included in Restructuring charges and certain acquisition-related costs, related to cost-reduction and productivity initiatives.

(c)
For the quarter and nine months ended September 30, 2018, represents employee termination costs in Europe as a result of initiatives to better align our organizational structure, included in Restructuring charges and certain acquisition-related costs.

(d)
For the nine months ended September 30, 2019, primarily represents a change in estimate related to inventory costing, included in Cost of sales. For the quarter and nine months ended September 30, 2018, primarily represents a net gain related to the relocation of a manufacturing site in China, included in Other (income)/deductions— net.

(e)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. For the quarter and nine months ended September 30, 2018, also includes a net tax benefit related to a measurement-period adjustment to the provisional one-time mandatory deemed repatriation tax on the company's undistributed non-U.S. earnings pursuant to the Tax Cuts and Jobs Act.

Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME(a)
(UNAUDITED)
(millions of dollars)

	Quarter Ended
	September 30,		% Change
	2019	2018	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$473	$463	2%	(6)%	8%
as a percent of revenue	29.9%	31.3%	NA	NA	NA
Adjusted SG&A expenses	373	356	5%	(2)%	7%
Adjusted R&D expenses	112	108	4%	—%	4%
Adjusted net income attributable to Zoetis	455	403	13%	3%	10%

	Nine Months Ended
	September 30,		% Change
	2019	2018	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$1,364	$1,350	1%	(7)%	8%
as a percent of revenue	29.7%	31.7%	NA	NA	NA
Adjusted SG&A expenses	1,112	1,049	6%	(3)%	9%
Adjusted R&D expenses	324	306	6%	(1)%	7%
Adjusted net income attributable to Zoetis	1,315	1,143	15%	—%	15%

(a)
Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income attributable to Zoetis (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition-related costs, and certain significant items. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. The corresponding GAAP line items and reconciliations of reported to adjusted information are provided in Condensed Consolidated Statements of Income and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

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ZOETIS INC.
2019 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2019
Revenue	$6,200 to $6,250
Operational growth(a)	9.0% to 10.0%
Organic operational growth(b)	6.0% to 7.0%
Adjusted cost of sales as a percentage of revenue(c)	Approximately 30%
Adjusted SG&A expenses(c)	$1,525 to $1,550
Adjusted R&D expenses(c)	$445 to $455
Adjusted interest expense and other (income)/deductions(c)	Approximately $190
Effective tax rate on adjusted income(c)	Approximately 20%
Adjusted diluted EPS(c)	$3.57 to $3.62
Adjusted net income(c)	$1,720 to $1,745
Operational growth(a)(d)	11% to 14%
Certain significant items and acquisition-related costs(e)	$110 to $130

The guidance reflects foreign exchange rates as of late October 2019.
Reconciliations of 2019 reported guidance to 2019 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items and acquisition-related costs(e)	Purchase accounting	Adjusted(c)

Cost of sales as a percentage of revenue	~ 31.8%	~ (1.3%)	~ (0.5%)	~ 30.0%
SG&A expenses	$1,605 to $1,630	~ ($5)	($75)	$1,525 to $1,550
R&D expenses	$447 to $457		($2)	$445 to $455
Interest expense and other (income)/deductions	~ $170	$20		~ $190
Effective tax rate	~ 19%		~ 1%	~ 20%
Diluted EPS	$2.99 to $3.08	$0.19 to $0.23	$0.35	$3.57 to $3.62
Net income attributable to Zoetis	$1,440 to $1,485	$90 to $110	~ $170	$1,720 to $1,745

(a)	Operational growth (a non-GAAP financial measure) excludes the impact of foreign exchange.

(b)	Organic operational growth (a non-GAAP financial measure) excludes the impact of the acquisition of Abaxis as well as foreign exchange.

(c)
Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. generally accepted accounting principles (GAAP) net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted selling, general and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted interest expense and other (income)/deductions are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.

(d)
We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational growth to the most directly comparable GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period.

(e)	Primarily includes certain nonrecurring costs related to the acquisition of Abaxis and other charges.

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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Quarter Ended
	September 30,		% Change
	2019	2018	Total	Foreign Exchange	Operational(b)
Revenue:
Livestock	$731	$778	(6)%	(2)%	(4)%
Companion Animal	834	688	21%	(2)%	23%
Contract Manufacturing & Human Health	19	14	36%	*	*
Total Revenue	$1,584	$1,480	7%	(2)%	9%

U.S.
Livestock	$294	$322	(9)%	—%	(9)%
Companion Animal	550	435	26%	—%	26%
Total U.S. Revenue	$844	$757	11%	—%	11%

International
Livestock	$437	$456	(4)%	(3)%	(1)%
Companion Animal	284	253	12%	(4)%	16%
Total International Revenue	$721	$709	2%	(3)%	5%

Livestock:
Cattle	$389	$417	(7)%	(2)%	(5)%
Swine	142	160	(11)%	(1)%	(10)%
Poultry	135	130	4%	(1)%	5%
Fish	42	46	(9)%	(4)%	(5)%
Other	23	25	(8)%	(7)%	(1)%
Total Livestock Revenue	$731	$778	(6)%	(2)%	(4)%

Companion Animal:
Dogs and Cats	$789	$653	21%	(1)%	22%
Horses	45	35	29%	(5)%	34%
Total Companion Animal Revenue	$834	$688	21%	(2)%	23%

(a)	For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.

(b)	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
*Calculation not meaningful.
Certain amounts and percentages may reflect rounding adjustments.

12 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES - Continued
(UNAUDITED)
(millions of dollars)

	Nine Months Ended
	September 30,		% Change
	2019	2018	Total	Foreign Exchange	Operational(b)
Revenue:
Livestock	$2,162	$2,282	(5)%	(4)%	(1)%
Companion Animal	2,361	1,949	21%	(3)%	24%
Contract Manufacturing & Human Health	63	30	*	*	*
Total Revenue	$4,586	$4,261	8%	(3)%	11%

U.S.
Livestock	$847	$885	(4)%	—%	(4)%
Companion Animal	1,495	1,183	26%	—%	26%
Total U.S. Revenue	$2,342	$2,068	13%	—%	13%

International
Livestock	$1,315	$1,397	(6)%	(6)%	—%
Companion Animal	866	766	13%	(7)%	20%
Total International Revenue	$2,181	$2,163	1%	(6)%	7%

Livestock:
Cattle	$1,148	$1,229	(7)%	(4)%	(3)%
Swine	449	500	(10)%	(3)%	(7)%
Poultry	417	395	6%	(3)%	9%
Fish	90	92	(2)%	(3)%	1%
Other	58	66	(12)%	(6)%	(6)%
Total Livestock Revenue	$2,162	$2,282	(5)%	(4)%	(1)%

Companion Animal:
Dogs and Cats	$2,231	$1,832	22%	(2)%	24%
Horses	130	117	11%	(5)%	16%
Total Companion Animal Revenue	$2,361	$1,949	21%	(3)%	24%

(a)	For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.

(b)	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
*Calculation not meaningful.
Certain amounts and percentages may reflect rounding adjustments.

13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Quarter Ended
	September 30,		% Change
	2019	2018	Total	Foreign Exchange	Operational(a)
Total International	$720.7	$708.8	2%	(3)%	5%
Australia	52.7	53.3	(1)%	(7)%	6%
Brazil	71.8	72.2	(1)%	(2)%	1%
Canada	46.7	42.4	10%	(1)%	11%
China	40.2	46.1	(13)%	(4)%	(9)%
France	23.6	28.8	(18)%	(3)%	(15)%
Germany	35.1	36.0	(3)%	(4)%	1%
Italy	26.2	26.5	(1)%	(4)%	3%
Japan	39.2	34.1	15%	3%	12%
Mexico	29.2	23.9	22%	—%	22%
Spain	29.1	27.8	5%	(4)%	9%
United Kingdom	46.4	46.9	(1)%	(6)%	5%
Other developed markets	97.5	97.7	—%	(4)%	4%
Other emerging markets	183.0	173.1	6%	(4)%	10%

	Nine Months Ended
	September 30,		% Change
	2019	2018	Total	Foreign Exchange	Operational(a)
Total International	$2,180.6	$2,162.6	1%	(6)%	7%
Australia	149.5	151.8	(2)%	(9)%	7%
Brazil	206.1	210.1	(2)%	(10)%	8%
Canada	141.5	138.4	2%	(4)%	6%
China	155.7	170.1	(8)%	(5)%	(3)%
France	83.0	91.5	(9)%	(6)%	(3)%
Germany	110.7	111.9	(1)%	(6)%	5%
Italy	81.9	79.5	3%	(6)%	9%
Japan	117.6	114.1	3%	—%	3%
Mexico	87.2	73.8	18%	(2)%	20%
Spain	86.2	83.1	4%	(6)%	10%
United Kingdom	145.4	135.1	8%	(6)%	14%
Other developed markets	269.4	265.9	1%	(6)%	7%
Other emerging markets	546.4	537.3	2%	(8)%	10%

(a)	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
Certain amounts and percentages may reflect rounding adjustments.

14 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Quarter Ended
	September 30,		% Change
	2019	2018	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$844	$757	11%	—%	11%
Cost of Sales	163	151	8%	—%	8%
Gross Profit	681	606	12%	—%	12%
Gross Margin	80.7%	80.1%
Operating Expenses	130	116	12%	—%	12%
Other (income)/deductions	—	—	—%	—%	—%
U.S. Earnings	$551	$490	12%	—%	12%

International:
Revenue	$721	$709	2%	(3)%	5%
Cost of Sales	234	226	4%	(7)%	11%
Gross Profit	487	483	1%	(1)%	2%
Gross Margin	67.5%	68.1%
Operating Expenses	134	131	2%	(4)%	6%
Other (income)/deductions	—	(1)	*	*	*
International Earnings	$353	$353	—%	(1)%	1%

Total Reportable Segments	$904	$843	7%	(1)%	8%

Other business activities(c)	(87)	(84)	4%
Reconciling Items:
Corporate(d)	(172)	(178)	(3)%
Purchase accounting adjustments(e)	(55)	(49)	12%
Acquisition-related costs(f)	(6)	(40)	(85)%
Certain significant items(g)	17	8	*
Other unallocated(h)	(73)	(82)	(11)%
Total Earnings(i)	$528	$418	26%

(a)	For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

(c)	Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business and human health business.

(d)	Corporate includes, among other things, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.

(e)
Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.

(f)	Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.

(g)
Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, and the impact of divestiture-related gains and losses.

(h)	Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.

(i)	Defined as income before provision for taxes on income.
* Calculation not meaningful.
Certain amounts and percentages may reflect rounding adjustments.

15 |

ZOETIS INC.
SEGMENT(a) EARNINGS - Continued
(UNAUDITED)
(millions of dollars)

	Nine Months Ended
	September 30,		% Change
	2019	2018	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$2,342	$2,068	13%	—%	13%
Cost of Sales	468	431	9%	—%	9%
Gross Profit	1,874	1,637	14%	—%	14%
Gross Margin	80.0%	79.2%
Operating Expenses	367	328	12%	—%	12%
Other (income)/deductions	—	—	—%	—%	—%
U.S. Earnings	$1,507	$1,309	15%	—%	15%

International:
Revenue	$2,181	$2,163	1%	(6)%	7%
Cost of Sales	662	689	(4)%	(10)%	6%
Gross Profit	1,519	1,474	3%	(5)%	8%
Gross Margin	69.6%	68.1%
Operating Expenses	412	411	—%	(7)%	7%
Other (income)/deductions	—	2	*	*	*
International Earnings	$1,107	$1,061	4%	(5)%	9%

Total Reportable Segments	$2,614	$2,370	10%	(2)%	12%

Other business activities(c)	(246)	(247)	—%
Reconciling Items:
Corporate(d)	(512)	(470)	9%
Purchase accounting adjustments(e)	(179)	(95)	88%
Acquisition-related costs(f)	(33)	(41)	(20)%
Certain significant items(g)	(56)	(2)	*
Other unallocated(h)	(224)	(243)	(8)%
Total Earnings(i)	$1,364	$1,272	7%

(a)	For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

(c)	Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business and human health business.

(d)	Corporate includes, among other things, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.

(e)
Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.

(f)	Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.

(g)
Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, and the impact of divestiture-related gains and losses.

(h)	Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.

(i)	Defined as income before provision for taxes on income.
* Calculation not meaningful.
Certain amounts and percentages may reflect rounding adjustments.

16 |